Exhibit 99.1

Agile Therapeutics Appoints Josephine Torrente to its Board of Directors

PRINCETON, N.J., October 8, 2021 - Agile Therapeutics, Inc. (Nasdaq: AGRX), a women’s healthcare company, today announced that Josephine Torrente has been appointed to the Company’s board of directors, as a Class II director, effective as of October 7, 2021. Ms. Torrente will serve on Agile’s Science and Technology Committee and Nominating and Corporate Governance Committee.

“Josephine is a keen regulatory strategist with extensive experience guiding new drug therapies through the FDA approval process. She also has extensive experience helping companies and investors evaluate pipelines and acquisitions. We are confident that her unique regulatory insights and strategic perspective will allow her to make valuable contributions to our Board as we continue to pursue growth as a commercial company,” said Al Altomari, Chairman and Chief Executive Officer of Agile.

Ms. Torrente has more than 30 years of experience in the pharmaceutical industry, and is currently a Director at Hyman, Phelps & McNamara PC, a law firm focused on advising clients on FDA matters, where she has practiced since 1998. In addition to her time at Hyman, Phelps & McNamara, Ms. Torrente has worked at Sprout Pharmaceuticals as Executive Vice President, Corporate and Regulatory Affairs, and Wyeth-Ayerst Research, where she managed U.S. regulatory affairs and conducted discovery research. Ms. Torrente received her B.S. with honors from Case Western Reserve University, her M.S. from the University of Alabama at Birmingham, and her J.D. summa cum laude from Temple University School of Law.

About Agile Therapeutics, Inc.

Agile Therapeutics is a women's healthcare company dedicated to fulfilling the unmet health needs of today’s women. Our product and product candidates are designed to provide women with contraceptive options that offer freedom from taking a daily pill, without committing to a longer-acting method. Our initial product, Twirla®, (levonorgestrel and ethinyl estradiol), a transdermal system, is a non-daily prescription contraceptive. Twirla is based on our proprietary transdermal patch technology, called Skinfusion®, which is designed to allow drug delivery through the skin. For more information, please visit the company website at www.agiletherapeutics.com. The Company may occasionally disseminate material, nonpublic information on the Company’s website.

Forward-Looking Statement

Certain information contained in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including statements regarding the appointment of Ms. Torrente to our Board. Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to our ability to maintain regulatory approval of Twirla, the ability of Corium to produce commercial supply in quantities and quality sufficient to satisfy market demand for Twirla, our ability to successfully commercialize Twirla, the accuracy of our estimates of the potential market and the market demand for Twirla, regulatory and legislative developments in the United States and foreign countries, our ability to obtain and maintain intellectual property protection for Twirla, our strategy, business plans and focus, the effects of the COVID-19 pandemic on our operations and the operations of third parties we rely upon as well as on our potential customer base, our ability to meet or exceed the revenue thresholds necessary to permit us to access the remaining amounts available under our existing debt financing from Perceptive Advisors and the other risks set forth in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Media Inquiries:

Matt Riley

Head of Investor Relations and Corporate Communications

mriley@agiletherapeutics.com